Exhibit 10.1

rh 2023 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Grantee’s Name and Address:_____
_____

_____

You (the “Grantee”) have been granted an award of shares of Restricted Stock of the Company (this “Award”), subject to the terms and conditions of this Notice of Restricted Stock Award (this “Notice”), the RH 2023 Stock Incentive Plan, as amended from time to time (the “Plan”), and the Restricted Stock Award Agreement (the “Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in this Notice shall have the same meaning as those defined the Plan.

Award Number _______

Date of Award _______

Vesting Commencement Date _______

Total Number of Shares
of Restricted Stock Awarded
(the “Restricted Shares”) _______

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Agreement, the Restricted Shares will “vest” in accordance with the following schedule (the “Vesting Schedule”):

[Insert vesting schedule]

In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Restricted Shares shall continue to vest in accordance with the Vesting Schedule set forth above.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Restricted Shares, that such Restricted Shares are no longer subject to forfeiture to the Company.  If the Vesting Schedule would result in a fractional Share vesting on any vesting date, the number of Restricted Shares that vest on that vesting date will be rounded down to the nearest whole Share and such fractional Share shall remain unvested until one Share can vest and such whole Share shall vest on the next applicable vesting date (if any).

Vesting shall cease upon the date of termination of the Grantee’s Continuous Service for any reason, including death or Disability.  In the event the Grantee’s Continuous Service is terminated for any reason, including death or Disability, any Restricted Shares held by the Grantee immediately prior to such termination of Continuous Service shall be forfeited.  The foregoing forfeiture provisions set forth in this Notice as to Restricted Shares shall apply to the new capital stock or other property (including cash paid as a regular cash dividend) received in exchange for the Shares in consummation of any transaction described in Section 11 of the Plan and such stock or property shall be deemed Additional Securities (as defined in the Agreement) for purposes of the Agreement, but only to the extent the Shares are at the time covered by such forfeiture provisions.

The Award shall be subject to the provisions of Section 11 of the Plan in the event of a Change in Control.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan and the Agreement.

RH,
a Delaware corporation

By: ___________________________

Title: Chief Financial Officer

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE RESTRICTED SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

Grantee Acknowledges and Agrees:

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares.  The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable, or by such other method as designated by the Company at the Company’s sole discretion from time to time. By signing below and accepting the grant of the Award, the Grantee: (i) consents to access copies of the Plan Documents by means and methods as designated by the Company from time to time; (ii) if applicable or upon establishment by the Company of an intranet or upon engagement of a brokerage firm for the administration of Awards, consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via such Company intranet or the website of the Company’s designated brokerage firm; (iii) represents and agrees that the Grantee will comply with reasonable procedures to access the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable; (iv) acknowledges that the Grantee is already in possession of paper copies of the Plan Documents; and (v) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

The Company may, in its sole discretion, decide to deliver any Plan Documents by electronic means or request the Grantee’s consent to participate in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 11 of the Agreement.  The Grantee further agrees to the venue and jurisdiction selection in accordance with Section 12 of the Agreement.  The Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

Dated: ______________________ Signed:

Award Number: []

rh 2023 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

1.Issuance of Restricted Shares.  RH, a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), an award (this “Award”) of the Total Number of Shares of Restricted Stock Awarded set forth in the Notice (the “Restricted Shares”), subject to the Notice, this Restricted Stock Award Agreement (this “Agreement”) and the terms and provisions of the RH 2023 Stock Incentive Plan (the “Plan”), as amended from time to time, which is incorporated herein by reference.  Unless otherwise defined herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.  All Shares issued hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Restricted Shares at meetings of the Company’s stockholders.
2.Transfer Restrictions.  The Restricted Shares issued to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Restricted Shares become vested pursuant to the Vesting Schedule set forth in the Notice.  Any attempt to transfer Restricted Shares in violation of this Section 2 will be null and void and will be disregarded.
3.Escrow of Stock.  For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof.  The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable.  The Grantee agrees that the Restricted Shares may be held electronically in a book entry system maintained by the Company’s transfer agent or other third party and that all the terms and conditions of this Section 3 applicable to certificated Restricted Shares will apply with the same force and effect to such electronic method for holding the Restricted Shares.  The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto.  The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.  Upon the vesting of the Restricted Shares, the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such Shares; provided, however, that no transmittal of certificates evidencing the Shares will occur unless and until the Grantee has satisfied all Tax Withholding Obligations (as defined in Section 5(b) below).
4.Additional Securities and Distributions.
(a)Any securities or cash received as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice.  The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option.  If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities.  In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.
(b)The Grantee shall be credited with all regular cash dividends with respect to the Restricted Shares and Additional Securities (whether vested or not), less any applicable withholding obligations; provided, however, that any such credited dividends will only be paid to the Grantee if and to the extent the Restricted Shares to which the dividends relate vest.
5.Taxes.
(a)Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award.  Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Restricted Shares, the delivery of Shares, the subsequent sale of any Shares and the recipient of any dividends subject to the Award.  The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.
(b)Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any income tax, payroll tax, social insurance, employment tax, payment on account or other tax-rated obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of all Tax Withholding Obligations in a manner acceptable to the Company.
(i)By Share Withholding.  If permissible under Applicable Law, the Grantee authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares otherwise issuable to the Grantee the whole number of Shares sufficient to satisfy the applicable Tax Withholding Obligation.  The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy all  Tax Withholding Obligations.  Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.
(ii)By Sale of Shares.  Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to, upon the exercise of the Company’s sole discretion, sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation.  Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon as practicable thereafter.  The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  To the extent the proceeds of such sale exceed the Grantee’s Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee.  The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s Tax Withholding Obligation.  Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.
(iii)By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax

Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

Notwithstanding the foregoing, the Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable  to the Grantee by the Company and/or a Related Entity. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

(c)Section 83(b) Election. The Grantee may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Date of Award set forth in the Notice. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
6.Stop-Transfer Notices.  In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company may issue a “stop transfer” instruction if the Grantee fails to satisfy any Tax Withholding Obligations.
7.Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
8.Restrictive Legends.  The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER.  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

9.Entire Agreement; Governing Law.  The terms of the Notice and the Plan are incorporated into this Agreement and, together with this Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof; provided, however, that if the Grantee is party to an employment, change in control or similar agreement with the Company or a Related Entity and such agreement contains terms applicable to equity awards of the type granted by this Agreement that are more favorable to the Grantee than the terms set forth in this Agreement, such more favorable terms shall control.  Nothing in the Notice, the Plan or this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any Persons other than the Company and the Grantee.  The Notice, the Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
10.Construction.  The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
11.Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
12.Venue and Waiver of Jury Trial.  The Company and the Grantee agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought exclusively in the United States District Court for Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court.  The Company and the Grantee irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE COMPANY AND THE GRANTEE ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
13.Data Privacy.  The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice and this Agreement by and among, as applicable, the Grantee’s employer, the Company, and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.  The Grantee understands that the Company or any Related Entity may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security/insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Grantee's favor, for the sole purpose of implementing, administering and managing the Plan (“Data”).  The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients' country may have different data privacy laws and protections than the Grantee’s country.  The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee's local human resources representative.  The Grantee authorizes the Company and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee's participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Award may be deposited.  The Grantee understands that Data will be held pursuant to this Section 13 only as long as is necessary to implement, administer and manage the Grantee's participation in the Plan.  The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee's local human resources representative.  The Grantee understands that refusal or withdrawal of consent may affect the Grantee's ability to participate in the Plan.  For more information on the consequences of the Grantee's refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee's local human resources representative.
14.Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
15.Language.  If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.
16.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

END OF AGREEMENT

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                                hereby sells, assigns and transfers unto _______________________, _________ (______) shares of the Common Stock of RH, a Delaware corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No.                                      herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED: ________________

[Please sign this document but do not date it.  The date and information of the transferee will be completed if and when the shares are assigned.]